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                                                                    EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-4, No. 333-117921) and related Prospectus of Sterling Financial Corporation for the registration of 1,479,773 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 2004, with respect to the consolidated financial statements of Sterling Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




Philadelphia, Pennsylvania                         /s/ Ernst & Young LLP
August 24, 2004
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